Exhibit 23.4

CONSENT OF LIQUID GOLD TECHNOLOGIES CORPORATION

We consent to the inclusion in this Registration Statement on Form S-1, including any amendments thereto (the “Registration Statement”), of our Reserves and Valuations report dated March 27, 2023 with respect to the oil and gas reserve estimates of Truleum, Inc (the “Company”). Our report is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as filed with the SEC.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

LIQUID GOLD TECHNOLOGIES CORPORATION

By:/s/

Name:

Title

August 1, 2023